Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is derived from the historical consolidated financial statements of Rice Midstream Partners LP (the “Partnership”) and the historical combined financial statements of certain midstream assets (the “Vista Gathering Assets”) that the Partnership indirectly acquired on October 19, 2016 when the Partnership acquired Vantage Energy II Access, LLC and Vista Gathering, LLC (together, the “Vantage Midstream Entities”) from Rice Energy Inc. (“Rice”) in exchange for $600 million (the “Midstream Acquisition”) pursuant to that certain purchase and sale agreement, dated as of September 26, 2016, between the Partnership and Rice (the “Midstream Purchase Agreement”). The following unaudited pro forma combined financial information has been adjusted to reflect the Midstream Acquisition (including the related payment of $600 million in cash by the Partnership to Rice).

The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the Midstream Acquisition as if it had occurred on June 30, 2016. The unaudited pro forma combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 both give effect to the Midstream Acquisition as if it had occurred on January 1, 2015.

The unaudited pro forma combined financial statements are presented for illustrative purposes only to reflect the Midstream Acquisition, and do not represent what our results of operations or financial position would actually have been had the Midstream Acquisition occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma combined financial statements are intended to provide information about the continuing impact of the Midstream Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. However, the final allocations of purchase price and effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

The following unaudited pro forma combined financial information should be read in conjunction with the Partnership’s consolidated financial statements and related notes and the combined financial statements for the Vista Gathering Assets and related notes. The Partnership’s financial statements and notes are included in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. The combined financial statements for the Vista Gathering Assets and notes are included elsewhere in this filing.

Rice Midstream Partners

Unaudited Pro Forma Combined Balance Sheet

June 30, 2016

(in thousands)

	Partnership Historical	Vista Historical	Pro Forma Adjustments	FN		Partnership Pro Forma Combined
Assets
Current assets:
Cash	$15,323	$—	$—	(1)		$15,323
Accounts receivable	11,148	—	—			11,148
Accounts receivable - affiliate	13,247	5,322	—			18,569
Prepaid expenses, deposits and other	146	—	—			146

Total current assets	39,864	5,322	—			45,186

Property and equipment, net	622,551	122,793	35,207	(1)		780,551
Deferred financing costs, net	2,021	—	12,600	(3)		14,621
Goodwill	39,142	—	442,283	(1)		481,425
Intangible assets, net	45,349	—	—			45,349

Total assets	748,927	128,115	490,090			1,367,132

Liabilities and partners’ capital
Current liabilities:
Accounts payable	3,221	64	—			3,285
Accrued capital expenditures	6,684	2,532	—			9,216
Other accrued liabilities	9,387	2,413	12,600	(3)		24,400

Total current liabilities	19,292	5,009	12,600			36,901

Long-term liabilities:
Long-term debt	—	—	159,000	(1)		159,000
Other long-term liabilities	3,346	596	—			3,942

Total liabilities	22,638	5,605	171,600			199,843

Partners’ capital:
Legacy members’ capital	—	122,510	(122,510)	(5)		—
Common units	825,637	—	441,000	(1	),(3)	1,266,637
Subordinated units	(99,348)	—	—			(99,348)

Total partners’ capital	726,289	122,510	318,490			1,167,289

Total liabilities and partners’ capital	$748,927	$128,115	$490,090			$1,367,132

Rice Midstream Partners

Unaudited Pro Forma Combined Statement of Operations

Six month period ended June 30, 2016

(in thousands, except per share amounts)

	Partnership Historical	Vista Historical	Pro Forma Adjustments	FN	Partnership Pro Forma Combined
Operating revenues:
Affiliate	$77,007	$33,424	$—		$110,431
Third-party	24,083	—	—		24,083

Total operating revenues	101,090	33,424	—		134,514

Operating expenses:
Operation and maintenance expense	12,752	9,767	—		22,519
General and administrative expense	10,463	1,263	—		11,726
Depreciation expense	12,225	3,374	(1,820)	(2)	13,779
Acquisition costs	73	—	—		73
Amortization of intangible assets	811	—	—		811
Other expense	149	—	—		149

Total operating expenses	36,473	14,404	(1,820)		49,057

Operating income	64,617	19,020	1,820		85,457

Other income	—	—	—		—
Interest expense	(1,967)	—	(1,650)	(4)	(3,617)
Amortization of deferred financing costs	(288)	—	—		(288)

Total other expense	(2,255)	—	(1,650)		(3,905)

Net income	62,362	19,020	170		81,552

Calculation of limited partner interest in net income:

Net income	62,362	19,020	170		81,552

Less: General partner interest in net income attributable to incentive distribution rights	113	—	—		113

Limited partner net income	$62,249	$19,020	$170		$81,439

Net income per unit:
Common units - basic	$0.86				$0.88
Common units - diluted	$0.86				$0.87
Subordinated units - basic and diluted	$0.87				$0.87

Weighted average units outstanding:
Basic - common units	43,322		20,930		64,252
Diluted - common units	43,609		20,930		64,539
Basic and diluted - subordinated units	28,754		—		28,754

Rice Midstream Partners

Unaudited Pro Forma Combined Statement of Operations

Year ended December 31, 2015

(in thousands, except per share data)

	Partnership Historical	Vista Historical	Pro Forma Adjustments	FN	Partnership Pro Forma Combined
Operating revenues:
Affiliate	$93,668	$42,485	$—		$136,153
Third-party	20,791	—	—		20,791

Total operating revenues	114,459	42,485	—		156,944

Operating expenses:
Operation and maintenance expense	14,910	12,047	—		26,957
General and administrative expense	17,895	2,336	—		20,231
Depreciation expense	16,399	6,047	(3,245)	(2)	19,201
Incentive unit expense	1,044	—	—		1,044
Acquisition costs	—	—	—		—
Amortization of intangible assets	1,632	—	—		1,632
Other expense	543	—	—		543

Total operating expenses	52,423	20,430	(3,245)		69,608

Operating income	62,036	22,055	3,245		87,336

Other income	11	—	—		11
Interest expense	(3,164)	—	(3,300)	(4)	(6,464)
Amortization of deferred financing costs	(576)	—	—		(576)

Total other expense	(3,729)	—	(3,300)		(7,029)

Net income before income taxes	58,307	22,055	(55)		80,307

Income tax expense	(5,812)	—	—		(5,812)

Net income	52,495	22,055	(55)		74,495

Calculation of limited partner interest in net income:

Net income	52,495	22,055	(55)		74,495

Less: Pre-acquisition net income allocated to general partner	7,296	—	—		7,296

Limited partner net income	$45,199	$22,055	$(55)		$67,199

Net income per unit:
Common units - basic	$0.76				$0.84
Common units - diluted	$0.76				$0.83
Subordinated units - basic and diluted	$0.76				$0.84

Weighted average units outstanding:
Basic - common units	30,701		20,930		51,631
Diluted - common units	30,808		20,930		51,738
Basic and diluted - subordinated units	28,754		—		28,754

1	These adjustments reflect the estimated consideration to be paid by the Partnership to Rice in relation to the Midstream Purchase Agreement to acquire the Vantage Midstream Entities. The Partnership’s acquisition of the Vantage Midstream Entities from Rice is accounted for as a combination of entities under common control at historical cost. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from Rice. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined by Rice subsequent to closing the Midstream Acquisition. The final purchase price allocation may differ from these estimates and could differ materially from the preliminary allocation described below until Rice has completed the detailed valuations and necessary calculations. The final purchase price allocation will be determined when Rice has completed the detailed valuations and necessary calculations.

(in thousands)
Purchase Price:
Cash consideration (i)	600,000

Estimated Fair Value of Assets Acquired and Liabilities Assumed:
Current assets	5,322
Property and equipment (iii)	158,000
Goodwill (ii)	442,283
Current liabilities	(5,009)
Other long-term liabilities	(596)

(i)	Components of cash consideration includes the following (in thousands):

Total cash consideration for the Midstream Acquisition	$(600,000)
Partnership’s private placement unit offering, net	441,000
Partnership’s borrowings on revolving credit facility	159,000

Pro forma adjustments to cash and cash equivalents	$—

(ii)	The value of purchase price consideration will change based on changes in working capital accounts and finalization of the valuation of the property and equipment acquired by the Partnership from Rice and circumstances existing at the closing date of the Midstream Acquisition compared to the date of the pro forma financial statements. The below table summarizes the impact of a change in the valuation of the Vista Gathering Assets acquired to estimated goodwill.

(unaudited, in thousands)	Fair Value of Property and Equipment Acquired	Estimated Goodwill
As presented in the pro forma combined results	$158,000	$442,283
10% increase in valuation of the fair value of Vista Gathering Assets acquired	173,800	426,483
10% decrease in valuation of the fair value of Vista Gathering Assets acquired	142,200	458,083

(iii)	The pro forma fair value of property and equipment includes the following (in thousands):

Gathering and compression assets and equipment	$155,000
Rights of way	3,000

Pro forma fair value of property and equipment	$158,000

2	Pro forma adjustment of historical depreciation expense of the Vista Gathering Assets to adjust to the Partnership’s policy to depreciate gathering assets over a 60 year useful life and to include pro forma provision for depreciation expense related to the step up of property and equipment to estimated fair value (Rice’s historical cost).
3	Reflects deferred financing costs of $12.6 million incurred to amend the Partnership’s revolving credit facility in conjunction with the acquisition of the Vantage Midstream Entities and $9.0 million of equity issuance costs associated with the Partnership’s private placement common unit offering.
4	To recognize estimated interest expense incurred in relation to proceeds used from the Partnership’s revolving credit facility as part of the cash consideration for the acquisition of the Vantage Midstream Entities.
5	To eliminate certain components of historical members’ contributions of the Vantage Midstream Entities of $122.5 million.